Exhibit 3.2

BYLAWS

OF

NEW SOURCE ENERGY CORPORATION

(Adopted July 12, 2011)

-i-

-ii-

BYLAWS

OF

NEW SOURCE ENERGY CORPORATION

(Adopted July 12, 2011)

ARTICLE I – REGISTERED OFFICE

The registered office of New Source Energy Corporation, a Delaware corporation (the “Corporation”), required by the General Corporation Law of the State of Delaware (the “General Corporation Law”) to be maintained in the State of Delaware shall be the registered office named in the original Certificate of Incorporation of the Corporation or such other office (which need not be a place of business of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law.

ARTICLE II – STOCKHOLDERS

Section 2.01	Place of Meetings

All meetings of the stockholders shall be held at the principal place of business of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2.02	Quorum; Required Vote for Stockholder Action; Adjournment of Meetings

Unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, the holders of issued and outstanding shares representing a majority of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, and the act of a majority of the voting power of such stock so represented at any meeting of stockholders at which a quorum is present shall constitute the act of the meeting of stockholders.

Notwithstanding the other provisions of the Certificate of Incorporation or these Bylaws, the chairman of the meeting or the holders of a majority of the voting power of the issued and outstanding stock present in person or represented by proxy at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. At such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.03	Annual Meetings

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the date of incorporation or the last annual meeting of stockholders, whichever most recently occurred.

Section 2.04	Special Meetings

Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the Chief Executive Officer or by the Board of Directors acting pursuant to a resolution adopted by a majority of the members of the Board of Directors. Only business within the purpose or purposes described in the notice (or waiver thereof) required by these Bylaws may be conducted at a special meeting of the stockholders.

Section 2.05	Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time the Board of Directors fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.06	Notice of Meetings

Unless otherwise provided by law, written or electronic notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2.06 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, “electronic transmission” and similar phrases mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.07	Voting List

The officer who has charge of the stock ledger of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be open to examination of any stockholder (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.07 or to vote in person or by proxy at any meeting of stockholders.

Section 2.08	Proxies

Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.09	Voting; Elections; Inspectors

Unless otherwise required by law or provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that a vote by ballot shall be taken upon demand therefor by stockholders holding issued and outstanding shares representing a majority of the voting power present in person or by proxy at any meeting. Every vote by ballot shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

At each election of directors each stockholder entitled to vote thereat shall, unless otherwise provided by law or by the Certificate of Incorporation, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes.

At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present, shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation that are present in person or by proxy and entitled to vote thereon.

Section 2.10	Conduct of Meetings

All meetings of the stockholders shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board (if any), or if he is not present, the Chief Executive Officer, or if neither the Chairman of the Board (if any) nor the Chief Executive Officer is present, a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary (if any) shall so act; or if neither the Secretary nor an Assistant Secretary (if any) is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 2.11	Notice of Stockholder Business and Nominations

(1) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 2.11, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.11. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 2.11.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (1)(i) of Section 2.11 of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Bylaw shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of paragraph (1)(ii) of Section 2.11 of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement of the increased Board is first made by the Corporation.

(iv) Notwithstanding anything else contained in the Bylaws, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this 2.11 hereof, provided, however, that nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

(v) The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11, and if the Chairman should so determine he shall so declare to the meeting and any business not properly before the meeting shall not be transacted. If the Chairman of the meeting for the election of directors determines that a nomination of any candidate for election as director at such meeting was not made in accordance with the applicable provisions of this Section 2.11, such nomination shall be void, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

(2) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.11, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (1)(ii) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (1)(ii)(c)(vi) of this Section 2.11) and (b) if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Bylaw (including paragraphs (1)(i)(c) and (2) of this Bylaw), and compliance with paragraphs (1)(i)(c) and (2) of this Bylaw shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (1)(ii) of this Bylaw, matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Bylaw shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 2.12	Action by Written Consent of Stockholders

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III – BOARD OF DIRECTORS

Section 3.01	Power; Number; Classification; Term of Office; Election Procedures

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

The number, classification, and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

(1) Unless otherwise provided in the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation otherwise provide. Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders of the Corporation or residents of the State of Delaware.

(2) The Board of Directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible. The initial term of office of directors of each of Class I, Class II and Class III shall expire at the times provided in the Certificate of Incorporation, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal.

(3) Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors, shall be filled by the Board of Directors by no less than a majority vote of the remaining directors then in office, though less than a quorum, and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

(4) Subject to the rights of the holders of any series of Preferred Stock to remove directors under specified circumstances, a director of any class of directors of the Corporation may be removed before the expiration date of that director’s term of office, only for cause, by an affirmative vote of the holders of not less than a majority of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole Board of Directors for this purpose.

(5) The directors initially comprising each of Class I, Class II and Class III shall be determined in accordance with the Certificate of Incorporation.

Section 3.02	Quorum; Required Vote for Director Action

Unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.03	Meetings; Order of Business

Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Board of Directors. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the Chief Executive Officer (if the Chief Executive Officer is a director), or by resolution of the Board of Directors.

Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.04	First Meeting

In connection with any annual meeting of stockholders at which directors were elected, the Board of Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the stockholders. Notice of such meeting at such time and place shall not be required.

Section 3.05	Regular Meetings

Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 3.06	Special Meetings

Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the Chief Executive Officer, or, on the written request of any one director, by the Secretary, in each case on at least 48 hours personal, written, electronic or wireless notice to each director. Such notice, or any waiver thereof pursuant to Section 8.03 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for by the Certificate of Incorporation or these Bylaws.

Section 3.07	Compensation

Unless restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation, if any, of directors.

Section 3.08	Telephonic or Similar Remotely Accessed Meetings Permitted

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other remote communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.08 shall constitute presence in person at such meeting.

Section 3.09	Action by Unanimous Consent of Directors

Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

ARTICLE IV – COMMITTEES

Section 4.01	Designation; Powers

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 4.02	Procedure; Meetings; Quorum

Any committee designated pursuant to Section 4.01 shall have its own chairman and secretary (each of whom may be designated by the Board of Directors or, in the absence of such designation, by the committee itself), shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.03	Substitution of Members

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 4.04	Dissolution

The Board of Directors may dissolve any committee at any time, unless otherwise provided in the Certificate of Incorporation or these Bylaws.

ARTICLE V – OFFICERS

Section 5.01	Number, Titles and Term of Office

The officers of the Corporation shall be a Chief Executive Officer and a Secretary and such other officers as the Board of Directors may from time to elect or appoint, including, without limitation, a Chairman of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a

Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director.

Section 5.02	Salaries

The salaries or other compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or by any superior officer to whom the Board of Directors has delegated the power to fix any such officer or agent’s compensation.

Section 5.03	Removal

Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

Section 5.04	Vacancies

Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.05	Powers and Duties of the Chief Executive Officer

Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and he shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5.06	Powers and Duties of the Chairman of the Board

The Chairman of the Board (if any) shall preside at all meetings of the stockholders and of the Board of Directors; and the Chairman shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5.07	Powers and Duties of the President

The Chief Executive Officer shall be the President of the Corporation unless the Board of Directors designates another officer or individual as President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5.08	Vice Presidents

The Vice President(s), if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

Section 5.09	Treasurer

The Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer subject to the control of the Chief Executive Officer and the Board of Directors; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 5.10	Assistant Treasurer

Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Chief Executive Officer, the Board of Directors or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.11	Secretary

The Secretary shall keep the minutes of all meetings of the Board of Directors, and the minutes of all meetings of the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal (if any) of the Corporation to all contracts of the Corporation and attest thereto; he may sign with the other appointed officers permitted by law all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors; and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 5.12	Assistant Secretaries

Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Chief Executive Officer, the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 5.13	Action with Respect to Securities of Other Corporations

Unless otherwise directed by the Board of Directors, each of the Chief Executive Officer, the President and the Treasurer, or any of them, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI – INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

Section 6.01	Right to Indemnification

(1) Subject to the limitations and conditions as provided in this Article VI, the Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person, or a person of whom the person is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) Subject to the limitations and conditions as provided in this Article VI, the Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person, or a person of whom the person is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

(3) The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or actions, suits or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability. Notwithstanding the preceding provisions of this Section 6.01, except as otherwise provided in Section 6.08 hereof, the Corporation shall be required to indemnify any person in connection with an action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized in the specific case by the Board of Directors of the Corporation. Indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity that initially entitled such person to indemnity hereunder.

Section 6.02	Advance Payment

The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation for the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 6.01 who was, is or is threatened to be made a named defendant or respondent in an action, suit or proceeding in advance of the final disposition of the action, suit or proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.03	Indemnification of Employees and Agents

The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article VI, and the Corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to directors under this Article VI.

Section 6.04	Appearance as a Witness

Notwithstanding any other provision of this Article VI, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in an action, suit or proceeding at a time when he or she is not a named defendant or respondent in the action, suit or proceeding.

Section 6.05	Nonexclusivity of Rights

The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right that a director or officer or other person indemnified pursuant to Section 6.03 may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.06	Insurance

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI.

Section 6.07	Standard of Conduct Required

Any indemnification made pursuant to this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth for indemnification herein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. Notwithstanding the foregoing, however, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (1) or (2) of Section 6.01, or in defense of any claim, issue or matter therein, the Corporation shall automatically indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.08	Claims

If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within 30 days after a written claim therefor by a person covered by Section 6.01 hereof has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.09	Savings Clause

If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article VI as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII – CAPITAL STOCK

Section 7.01	Certificate of Stock

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. If certificated, the certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors, and the Chairman of the Board (if any), Chief Executive Officer or President (if any) shall cause to be issued to each stockholder one or more certificates, which shall be signed by the Chairman of the Board (if any), Chief Executive Officer, or President (if any) and the Secretary or an Assistant Secretary (if any) or the Treasurer or an Assistant Treasurer (if any) certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any or all of the signatures on the certificate may be facsimile. If the Board of Directors shall have provided for a seal, such certificates shall bear such seal or a facsimile thereof. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Each certificate shall conspicuously bear any legend required pursuant to Section 151(f) and/or Section 202 of the General Corporation Law, as well as any other legend required by law.

Section 7.02	Transfer of Shares

The shares of stock of the Corporation, shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Section 7.05 hereof, if applicable). Upon such surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 7.05 hereof, if applicable) and of compliance with any transfer restrictions applicable thereto contained in these Bylaws or otherwise in an agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of legend with respect thereto placed on any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.03	Ownership of Shares

To the fullest extent permitted by law, the Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.04	Regulations Regarding Certificates

The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 7.05	Lost, Stolen, Destroyed or Mutilated Certificates

The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate that is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

ARTICLE VIII – MISCELLANEOUS PROVISIONS

Section 8.01	Fiscal Year

The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 8.02	Corporate Seal

The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer, if any, or by any Assistant Secretary or Assistant Treasurer.

Section 8.03	Notice and Waiver of Notice

Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, except with respect to notices of meetings of stockholders (with respect to which the provisions of Section 2.06 hereof apply) and except with respect to notices of special meetings of directors (with respect to which the provisions of Section 3.06 hereof apply), said notice shall be deemed to be sufficient if given (a) by electronic or wireless transmission to the fullest extent permitted by the General Corporation Law or (b) by deposit of same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the person entitled to notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

Section 8.04	Resignations

Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer, President (if any) or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 8.05	Facsimile Signatures

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 8.06	Books and Records

The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 8.07	Reliance upon Books, Reports and Records

A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IX – AMENDMENTS

The Bylaws may be altered, amended or repealed, and new Bylaws made, by the Board of Directors, but the stockholders may make additional Bylaws and may later repeal any Bylaws whether adopted by them or otherwise.